羿昇金融 AFS
Access Finance and Securities (NZ) Limited
Level 31, Vero Centre, 48 Shortland Street, Auckland 1140, New Zealand
Tel: +64 9 3522022 Fax: +64 9 3587340 Website: www.afscapitalmarkets.com

28th October, 2013

Genufood Energy Enzymes Corp
Two Allen Center
1200 Smith Street, Suite 1600
Houston, TX77002
United States of America
(hereinafter referred to as "the Issuer")

Dear sirs,

RE: STAGE 2 – MANAGER FOR THE ISSUE

Our Manager for the Issue Service is divided into two areas of services, as follows:

1. Manager Service

We act as the Manager for the Issue. "Issue" means the Offer Shares mentioned under item 1.3 below and any Private Placements arranged or carried out in connection with the raising capital for the Issuer (hereinafter collectively referred to as "the Issue") and in so doing, the services call for:

1.1. To prepare a Business Plan for Source Capital on pdf format;

1.2. To negotiate with Market Maker to file an application with the US Financial Regulatory Authority ("FINRA") for the common shares of the Issuer to be eligible for trading on the Over-the-Counter Bulletin Board ("OTCBB");

1.3. The tradable common shares are those new stock or shares (hereinafter referred to as "the Offer Shares") mentioned in the Prospectus (hereinafter referred to as "the Form S-1" or "the Registration Statement") and declared effective by the US Securities and Exchange Commission ("the SEC") for public subscription and/or by private placement or in accordance to the Equity Purchase Agreement and Registration Rights Agreement signed between yourself and Southridge Partners II, LP ;

1.4. To source, negotiate and nominate a Public Relation Firm for the Issuer;

1.5. To source, negotiate and nominate an Investor Relation Firm for the Issuer;

1.6. To structure the Offer Shares and determination of the price per share;

1.7. To determine and formulate strategy for the Issue;

1.8. To structure and design a package for Private Investment in Public Equity ("PIPE") for Source Capital;

1.9. To advise and discuss with the Securities Lawyers in the preparation of the Form S-1 with regards to the structure of the Offer Shares and its offer price per share and that in accordance to the Equity Purchase Agreement and Registration Rights Agreement with Southridge Partners II, LP; and

1.10. To advise the Issuer in all matters related to the Issue.

The fee payable for the Manager service described above is NZD600,000.00 exclusive of New Zealand GST or sales tax. This amount has to be paid to us within two working days after the Issue has been completed, that is, the subscription shares has been taken up, subscribed or underwritten by Southridge Partners II, LP or as and when the SEC declares the Registration Statement effective. The method of payment shall be by way of telegraphic transfer to our bank account details of which are as follows:

Beneficiary : Access Finance and Securities (NZ) Limited.

Receiving Bank : Westpac Banking Corporation,
Mid City Branch,
229 – 231 Queen Street,
Auckland 1010,
New Zealand.

Swift Code : WPACNZ2W.

NZD Account No. : 0302960343917000.

2. Exclusive Rights

By your acceptance of our offer, we shall enjoy the Exclusive Rights as the Manager for the Issue and shall at all times refer to as the "Manager for the Issue".

3. Travelling Expenses

You shall responsible for our travel to discharge the work of the Manager Service for two persons covering return cost of air passage, local transportation, hotel accommodation and food. The two persons to travel shall be determined by us at our sole discretion. However, prior to any travel, you shall be informed and consent sought.

4. Underwriting

4.1. For the time being, there is no underwriter for the Issue.

4.2. If we intend to underwrite the Issue, we will advise you separately in writing on such terms and conditions we would indicate in our offer letter.

4.3. If we decide to negotiate and look for an underwriter for the Issue, we will advise you in writing in which case our introduction or arrangement fee is 1.5% of the value of the Offer Shares underwritten. You will pay us only when you have signed the Underwriting Agreement, payable by telegraphic transfers to a bank account nominated or instructed by us.

5. Termination

This Agreement will be terminated if any one of the following events arose:

5.1. If there is an outbreak of war in the US and/or New Zealand where the Manager or the Issuer resides or operates; OR

5.2. If there is a government intervention by the government of the country where the Manager or the Issuer resides or operates; OR

5.3. If either party enters into any creditors' meetings or insolvency or bankruptcy proceedings; OR

5.4. If the Issuer gives notice to the Manager its intention to terminate this Agreement with supporting board of directors' resolutions approving the termination in any event such notice should be served upon the Manager in writing and thirty (30) days in advance either by post, courier or by facsimile transmission or electronic mail PROVIDED ALWAYS that the original copy of the said notice must reached the Advisor; OR

5.5. If the Issuer commits a breach of this Agreement; OR

5.6. If the Manager gives a written advance thirty (30) days' notice to the Issuer its intention to terminate this Agreement by way post, courier or by facsimile transmission or electronic mail PROVIDED ALWAYS that the original copy of the said notice must reached the Issuer; OR

5.7. If the Issue has been fully sold or fully subscribed or fully underwritten.

NE

6. Validity of this Offer

Unless we received the signed duplicate copy of this letter signifying your acceptance on or before 15th November, 2013, this Offer shall be treated null and void and of no legal effect.

Yours faithfully,
ACCESS FINANCE AND SECURITIES (NZ) LIMITED

王慧鈴

WANG HUEI LING
Director

WE, **Genufood Energy Enzymes Corp** hereby accept your Offer on the terms and conditions mentioned above.

YI LUNG LIN
President/Director
Genufood Energy Enzymes Corp

Date: October 28, 2013

AFS/GEEC/MANAGERFORTHEISSUESERVICEAGREEMENT/$20M/SOUTHRIDGE/28102013